EX-12
                     RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                                     EXHIBIT 12

                                                    MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                         COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)


                                       For the Three    For the Nine
                                       Months Ended     Months Ended                    Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006            2005         2004          2003       2002       2001
                                       -------------    -------------    ---------    ---------     ---------  ---------   --------

Earnings                               $       6,186    $      18,557     $ 24,742    $  24,742     $  24,742  $  24,742   $ 24,742
                                       =============    =============    =========    =========     =========  =========   ========

Fixed charges                          $           -    $           -    $       -    $       -     $       -  $       -   $      -

Preferred securities                           6,000           18,000       24,000       24,000        24,000     24,000     24,000
distribution requirements              -------------    -------------    ---------    ---------     ---------  ---------   --------

Total combined fixed charges and
 preferred securities distribution     $       6,000    $      18,000    $  24,000    $  24,000     $  24,000  $  24,000   $ 24,000
 requirements                          =============    =============    =========    =========     =========  =========   ========


Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.03             1.03         1.03         1.03          1.03       1.03       1.03







                                                    MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                         COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)



                                       For the Three    For the Nine
                                       Months Ended     Months Ended              Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006            2005        2004          2003        2002       2001
                                       -------------    -------------    ---------    ---------     ---------  ---------   --------

Earnings                               $       7,251    $      21,738    $  28,925    $  28,868     $  28,862  $  28,897   $ 28,991
                                       =============    =============    =========    =========     =========  =========   ========

Fixed charges                          $           -    $           -    $       -    $       -     $       -   $      -   $      -


Preferred securities                           6,186           18,557       24,742       24,742        24,742     24,742     24,742
distribution requirements              -------------    -------------    ---------    ---------     ---------  ---------   --------

Total combined fixed charges and
 preferred securities distribution     $       6,186    $      18,557    $  24,742    $  24,742     $  24,742  $  24,742   $ 24,742
 requirements                          =============    =============    =========    =========     =========  =========   ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.17             1.17         1.17         1.17          1.17       1.17       1.17




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